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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Experts" and to the use of our reports dated August 27, 1996 with respect to the financial statements of South Western Electricity plc (Predecessor Company) in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-09033) of Southern Investments UK plc for the registration of $235,000,000 of its Senior Notes Due 2006.

                                          ERNST & YOUNG
                                          Chartered Accountants

Bristol, England

September 24, 1996